Exhibit 16: Letter from Yount Hyde & Barbour, PC to the Securities and Exchange Commission.



                       Logo of Yount, Hyde & Barbour, P.C.


                                January 20, 2005



Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Commissioners:

     We have read Access National Corporation's statements included under Item
4.01 of its Form 8-K for January 20, 2005, and we agree with such statements concerning our Firm.

                                             Yount, Hyde & Barbour, P.C.

                                             /s/ Yount, Hyde & Barbour, P.C.
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